UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2005

THE GILLETTE COMPANY
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-00922	04-1366970
(Commission File Number)	(IRS Employer Identification No.)

PRUDENTIAL TOWER BUILDING, BOSTON, MA	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 421-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On September 8, 2005, The Gillette Company (“Gillette”) sent a notice to its directors and executive officers informing them that:

(i) the Gillette Employees’ Savings Plan, the Gillette Employee Stock Ownership Plan and the Gillette Supplemental Savings Plan (collectively, the “Plans”) would be closed for participant transactions for a period of time (the “Blackout Period”) around the closing of the merger between Gillette and The Procter & Gamble Company (“P&G”) in order for the Plans’ administrator, Fidelity Investments, to clear all pending trades, determine all final share balances, and process the exchange of Gillette securities for P&G securities pursuant to the Agreement and Plan of Merger, dated as of January 27, 2005, among P&G, Aquarium Acquisition Corp. and Gillette; and

(ii) they would be unable to trade in Gillette or P&G common stock or derivatives during the Blackout Period by virtue of Section 306 of the Sarbanes-Oxley Act of 2002.

At that time, the effective date of the merger was not known.

Following the announcement of the anticipated effective date of the merger, Gillette today informed its directors and executive officers that the Blackout Period will start on Friday, September 30, 2005, and is expected to end on Wednesday, October 5, 2005.

The notice that was sent to Gillette's directors and executive officers on September 30, 2005 is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Notice sent to directors and executive officers of The Gillette Company on September 30, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GILLETTE COMPANY

Date:	September 30, 2005	By:	/s/ Peter M. Green

			Name:	Peter M. Green
			Title:	Deputy General Counsel, Secretary and Corporate Governance Officer